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[LETTERHEAD]




TO:

FAX:    408-495-1998

FROM:   Dennis Cameron
        ATTI

RE:     Rocky Mountain Internet

DATE:   November 1, 1996

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This letter will confirm that Applied Telecommunications Technologies, Inc. has approved a $2.0 million lease line for Rocky Mountain Internet ("RMI"). A portion of this lease line has been designated to fund Purchase Orders #96348 and #96361.

Upon receipt of executed lease documentation from RMI, ATTI will fund these purchase orders.